As filed with the Securities and Exchange Commission on May 13, 2011
Registration No. 033-53913  333-40047
333-101692  333-105488

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CADENCE DESIGN SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	77-0148231
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2655 Seely Avenue, Building 5
San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)

1993 Non-Statutory Stock Option Plan
1997 Nonstatutory Stock Incentive Plan
(Full title of the plan)

James J. Cowie, Esq.
Senior Vice President, General Counsel and Secretary
Cadence Design Systems, Inc.
2655 Seely Avenue, Building 5
San Jose, California 95134
(Name and address of agent for service)
(408) 943-1234
(Telephone number, including area code, of agent for service)

Copy to:
Stewart L. McDowell, Esq.
Gibson, Dunn & Crutcher LLP
555 Mission Street, Suite 3000
San Francisco, California 94105
(415) 393-8200

     Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company☐
(Do not check if a smaller reporting company)

NOTE
     Cadence Design Systems, Inc., a Delaware corporation (the “Registrant”) registered shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable to eligible employees and consultants of the Registrant and its affiliates under the Registrant’s 1993 Non-Statutory Stock Option Plan (the “1993 Plan”) pursuant to Registration Statements on Form S-8, File Nos. 033-53913 and 333-101692, filed with the Securities and Exchange Commission (the “Commission”) on May 31, 1994 and December 6, 2002, respectively. The Registrant registered shares of its Common Stock, issuable to eligible employees and consultants of the Registrant and its affiliates under the Registrant’s 1997 Nonstatutory Stock Incentive Plan (the “1997 Plan,” and together with the 1993 Plan, the “Plans”) pursuant to Registration Statements on Form S-8, File Nos. 333-40047 and 333-105488, filed with the Commission on November 12, 1997 and May 23, 2003, respectively. This Post-Effective Amendment No. 1 is being filed to deregister the shares of Common Stock that have not yet been issued under the Plans.
     Accordingly, the Registrant hereby withdraws from registration under the Registration Statements on Form S-8, File Nos. 033-53913, 333-101692, 333-40047 and 333-105488 shares of its Common Stock that have not been and will not be issued under the Plans.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, state of California, on this 10th day of May, 2011.

CADENCE DESIGN SYSTEMS, INC.
By:	/s/ Lip-Bu Tan
Lip-Bu Tan
President, Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Lip-Bu Tan Lip-Bu Tan	President, Chief Executive Officer and Director (Principal Executive Officer)	May 10, 2011

/s/ Geoffrey G. Ribar Geoffrey G. Ribar	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 10, 2011

/s/ Dr. John B. Shoven Dr. John B. Shoven	Chairman of the Board of Directors	May 10, 2011

/s/ Susan L. Bostrom Susan L. Bostrom	Director	May 10, 2011

/s/ Donald L. Lucas Donald L. Lucas	Director	May 10, 2011

/s/ Dr. Alberto Sangiovanni-Vincentelli Dr. Alberto Sangiovanni-Vincentelli	Director	May 10, 2011

/s/ George M. Scalise George M. Scalise	Director	May 10, 2011

/s/ Roger S. Siboni Roger S. Siboni	Director	May 10, 2011

/s/ John A.C. Swainson John A.C. Swainson	Director	May 10, 2011